UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2023

WEWORK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39419	85-1144904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12 East 49th Street, 3rd Floor
New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(646) 389-3922

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	WE	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock (1)	WE WS (1)	(1)
Class A Common Stock Purchase Rights	—	The New York Stock Exchange

(1)

On August 22, 2023, the New York Stock Exchange filed a Form 25 to delist the Company’s warrants and remove such securities from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended. Effective August 23, 2023, the registrant’s warrants are trading on the OTC Pink Marketplace under the symbol “WEWOW.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on October 2, 2023, WeWork Inc. (the “Company” or “WeWork”) elected to withhold interest payments due on the (i) 15.000% First Lien Senior Secured PIK Notes due 2027, Series I (the “Series I First Lien Notes”), Series II (the “Series II First Lien Notes”) and Series III (the “Series III First Lien Notes”), (ii) 11.000% Second Lien Senior Secured PIK Notes due 2027 (the “Second Lien Notes”), (iii) 12.000% Third Lien Senior Secured PIK Notes due 2027, (iv) 11.000% Second Lien Exchangeable Senior Secured PIK Notes due 2027 (the “Second Lien Exchangeable Notes”), (v) 12.000% Third Lien Exchangeable Senior Secured PIK Notes due 2027 (the “Third Lien Exchangeable Notes”) and (vi) 12.000% Third Lien Senior Secured PIK Notes due 2027 (collectively, the “Secured Notes”), each issued by WeWork Companies LLC and WW Co-Obligor Inc. (together, the “Issuers”), and entered into the 30-day grace period provided for under the indentures governing the Secured Notes.

Following the entry into the 30-day grace period, the Company commenced discussions with certain stakeholders in its capital structure regarding improving its balance sheet as it takes steps to rationalize its real estate footprint. As lease renegotiations and the active discussions with key certain stakeholders in the Company’s capital structure are still ongoing, on October 30, 2023, the Company, the Issuers and certain of the Company’s subsidiaries entered into a Notes Forbearance Agreement (the “Forbearance Agreement”), which became effective on the same day, with certain noteholders (collectively, the “Forbearing Noteholders”) beneficially owning, collectively, (i) approximately 95.6% of the Series I First Lien Notes, (ii) approximately 93.9% of the Second Lien Notes, (iii) 100% of the Series II First Lien Notes, (iv) 100% of the Series III First Lien Notes, (v) 100% of the Second Lien Exchangeable Notes and (vi) 100% of the Third Lien Exchangeable Notes (collectively, the “Forbearing Notes”).

Pursuant to the Forbearance Agreement, subject to the terms and conditions set forth therein, the Forbearing Noteholders agreed to forbear from exercising any of their rights and remedies, including with respect to an acceleration, under the applicable indentures governing the Forbearing Notes or applicable law during the Forbearance Period (as defined below) as a result of the Issuers’ failure to make the interest payments on the Secured Notes payable on October 2, 2023. The Forbearance Agreement will terminate in seven days, unless extended or terminated earlier in the event of non-compliance with certain representations, covenants and other requirements set forth in the Forbearance Agreement (the “Forbearance Period”). The Company cannot provide any assurance that the Forbearing Noteholders will agree to extend the Forbearance Period.

The foregoing summary of the Forbearance Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Forbearance Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

On October 30, 2023, WeWork Companies LLC (“WeWork Obligor”) entered into a satisfaction letter (the “Satisfaction Letter”) with SoftBank Vision Fund II-2 L.P. (“SVF”), Goldman Sachs International Bank, as senior tranche administrative agent, Kroll Agency Services Limited, as junior tranche administrative agent, and certain other issuing creditors and L/C participants party thereto, each of which is a party to that certain Credit Agreement, dated as of December 27, 2019 (as amended or otherwise modified from time to time, the “Credit Agreement”). Pursuant to the Satisfaction Letter, SVF will pay certain amounts and deposit cash collateral in order to effect a Date of Full Satisfaction (as defined in the Credit Agreement) and become subrogated to the rights of the secured parties under the Credit Agreement. Goldman Sachs International Bank, Kroll Agency Services Limited and certain issuing creditors and L/C participants party to the Satisfaction Letter, constituting the requisite Required L/C Participants (as defined in the Credit Agreement), agreed to forbear the exercise of any rights or remedies against the WeWork Obligor or the WeWork Collateral (as defined in the Credit Agreement) with respect to the specified defaults set forth therein, from the date of the Satisfaction Letter while SVF’s payment of amounts and cash collateralization contemplated thereunder is pending, except that such forbearance shall terminate if SVF does not make such payment and cash collateralization by November 3, 2023 or earlier if the Forbearance Agreement is terminated or certain restructuring events occur.

Item 7.01	Regulation FD Disclosure.

The Company has elected to withhold interest payment of approximately $6.4 million payable in cash (the “Unsecured Notes Interest Payment”) on November 1, 2023 with respect to the Issuers’ 7.875% Senior Notes due 2025 (the “Unsecured Notes”). While the Company has the liquidity to make the Unsecured Notes Interest Payment, under the indenture governing the Unsecured Notes, the Company has a 30-day grace period to make the Unsecured Notes Interest Payment before such non-payment constitutes an “event of default” with respect to the Unsecured Notes.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Forward-Looking Statements

Certain statements made in this Current Report on Form 8-K, including, but not limited to, statements about the Company’s ability to satisfy its obligations under the Forbearance Agreement, any potential extension of the Forbearance Agreement, WeWork’s liquidity and ability to pay its current obligations when due, WeWork’s discussion with certain stakeholders in its capital structure and the review of strategic alternatives, and compliance by SVF with its obligations under the Satisfaction Letter may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Although WeWork believes the expectations reflected in these forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, WeWork’s ability to come to an agreement with the Forbearing Noteholders and its other creditors with respect to its capital structure; the result of the evaluation of strategic alternatives, including restructuring or refinancing WeWork’s debt, seeking additional debt or equity capital, reducing or delaying WeWork’s business activities and strategic initiatives, or selling assets, other strategic transactions and/or other measures, including obtaining relief under the U.S. Bankruptcy Code; WeWork’s inability to cause SVF to comply with its obligations under the Satisfaction Letter and related consequences in case of noncompliance; WeWork’s ability to fully execute actions and steps that would be probable of mitigating the existence of substantial doubt regarding its ability to continue as a going concern; WeWork’s ability to find solutions with landlords to effectively and timely rationalize its real estate footprint; WeWork’s ability to effectively implement its strategic plan; the consequences of any default, event of default or acceleration under its debt documents; WeWork’s liquidity needs to operate its business and execute its strategy, and related use of cash; and the other risks and uncertainties disclosed in WeWork’s annual and quarterly periodic reports and other documents filed with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. WeWork undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Notes Forbearance Agreement, dated as of October 30, 2023, by and among the Issuers, the Company, the Company’s subsidiaries party thereto and the Forbearing Noteholders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WEWORK INC.

Date: October 31, 2023	By:	/s/ Pamela Swidler
	Name:	Pamela Swidler
	Title:	Chief Legal Officer